Exhibit 99.2
EMDEON CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenue	$323,153	$299,615	$949,643	$852,710

Costs and expenses:
Cost of operations	182,910	168,571	537,023	495,174
Development and engineering	14,681	14,392	43,778	38,479
Sales, marketing, general and administrative	82,386	84,762	248,056	245,054
Depreciation and amortization	18,895	15,189	52,940	40,922
Legal expense	5,904	2,325	14,347	6,577
Restructuring and integration charge	—	4,535	—	4,535
Interest income	5,125	4,512	13,382	14,506
Interest expense	2,996	4,843	11,672	14,429
Other expense (income), net	1,863	(94)	7,407	(578)

Income before income tax provision	18,643	9,604	47,802	22,624
Income tax provision	4,536	1,435	7,680	2,979

Net income	$14,107	$8,169	$40,122	$19,645

Net income per common share:
Basic	$0.04	$0.03	$0.12	$0.06

Diluted	$0.04	$0.02	$0.11	$0.06

Weighted-average shares outstanding used in computing net income per common share:
Basic	356,091	323,004	339,576	318,978

Diluted	370,313	333,978	351,875	333,048

EMDEON CORPORATION
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues
Emdeon Business Services	$190,502	$174,643	$567,749	$504,459
Emdeon Practice Services	75,499	76,924	227,113	219,703
WebMD Health	45,094	37,017	119,134	95,178
Porex	20,410	19,385	60,663	58,543
Inter-segment eliminations	(8,352)	(8,354)	(25,016)	(25,173)

	$323,153	$299,615	$949,643	$852,710

Income before restructuring, taxes, non-cash and other items
Emdeon Business Services	$35,926	$31,750	$114,599	$90,514
Emdeon Practice Services	7,632	5,856	20,212	8,978
WebMD Health (c)	9,077	8,441	15,100	17,572
Porex	6,385	5,823	17,846	17,140
Corporate (c)	(12,738)	(13,571)	(36,485)	(38,067)
Interest income	5,125	4,512	13,382	14,506
Interest expense	(2,996)	(4,843)	(11,672)	(14,429)

	$48,411	$37,968	$132,982	$96,214

Basic income per common share before restructuring, taxes, non-cash and other items (a)	$0.14	$0.12	$0.39	0.30

Diluted income per common share before restructuring, taxes, non-cash and other items (a)	$0.13	$0.11	$0.38	0.29

Restructuring, taxes, non-cash and other items (b)
Depreciation and amortization	$(18,895)	$(15,189)	$(52,940)	$(40,922)
Amortization of non-cash advertising and distribution services (included in cost of operations)	(74)	(104)	(291)	(705)
Amortization of non-cash advertising and distribution services (included in sales, marketing, general and administrative)	(1,912)	(3,505)	(6,708)	(14,188)
Non-cash stock-based compensation (included in sales, marketing, general and administrative)	(1,120)	(2,800)	(3,487)	(7,241)
Legal expense	(5,904)	(2,325)	(14,347)	(6,577)
Restructuring and integration charge	—	(4,535)	—	(4,535)
Other (expense) income, net	(1,863)	94	(7,407)	578
Income tax provision	(4,536)	(1,435)	(7,680)	(2,979)

Net income	$14,107	$8,169	$40,122	$19,645

Net income per common share:
Basic	$0.04	$0.03	$0.12	$0.06

Diluted	$0.04	$0.02	$0.11	$0.06

Weighted-average shares outstanding used in computing net income per common share:
Basic	356,091	323,004	339,576	318,978

Diluted	370,313	333,978	351,875	333,048

(a)	Basic and diluted income per common share before restructuring, taxes, non-cash and other items is based on the weighted-average shares outstanding used in computing basic and diluted income per common share.

(b)	Reconciliation of income before restructuring, taxes, non-cash and other items to net income.

(c)	Income before restructuring, taxes, non-cash and other items during prior periods, for the Corporate and WebMD Health segments, has been reclassified to reflect Corporate’s services charge to WebMD Health.

EMDEON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2005	2004
	(Unaudited)
Assets
Cash and cash equivalents	$82,047	$46,019
Stock subscription receivable	129,142	—
Short-term investments	603,360	61,675
Accounts receivable, net	230,174	204,447
Inventory	13,183	13,978
Prepaid expenses and other current assets	42,168	40,613

Total current assets	1,100,074	366,732

Marketable debt securities	147,060	511,864
Marketable equity securities	4,873	4,017
Property and equipment, net	112,786	89,677
Goodwill	1,026,998	1,010,564
Intangible assets, net	242,702	260,509
Other assets	52,257	48,871

Total Assets	$2,686,750	$2,292,234

Liabilities and Stockholders’ Equity
Accounts payable	$10,669	$17,366
Accrued expenses	168,363	201,528
Deferred revenue	111,672	99,543

Total current liabilities	290,704	318,437

Convertible notes	650,000	649,999
Other long-term liabilities	5,226	1,283

Minority interest in WebMD Health Corp.	41,506	—

Convertible redeemable exchangeable preferred stock	98,474	98,299

Stockholders’ equity	1,600,840	1,224,216

Total Liabilities and Stockholders’ Equity	$2,686,750	$2,292,234

EMDEON CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended
	September 30,
	2005	2004
Cash flows from operating activities:
Net income	$40,122	$19,645
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,940	40,922
Amortization of debt issuance costs	1,856	2,255
Non-cash advertising and distribution services	6,999	14,893
Non-cash stock-based compensation	3,487	7,241
Bad debt expense	4,876	3,726
Loss (gain) on investments	3,642	(457)
Loss on redemption of convertible debt	1,902	—
Non-cash reversal of income tax valuation allowance	4,330	—
Gain on sale of property and equipment	—	(121)
Changes in operating assets and liabilities:
Accounts receivable	(28,861)	(6,869)
Inventory	795	(303)
Accounts payable	(6,387)	(874)
Accrued expenses	7,913	(8,189)
Deferred revenue	7,815	4,426
Prepaid expenses and other, net	(2,328)	2,905

Net cash provided by operating activities	99,101	79,200

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	336,014	1,387,614
Purchases of available-for-sale securities	(516,109)	(1,267,726)
Purchases of property and equipment	(49,325)	(24,889)
Proceeds received from sale of property and equipment	400	417
Cash paid in business combinations, net of cash acquired	(74,410)	(225,375)

Net cash used in investing activities	(303,430)	(129,959)

Cash flows from financing activities:
Redemption of convertible debt	(86,694)	—
Proceeds from issuance of common stock	43,384	30,528
Net proceeds from issuance of preferred stock	—	98,115
Net proceeds from issuance of convertible debt	289,875	—
Payments of notes payable and other	(495)	(433)
Purchases of treasury stock	(4,596)	(22,267)

Net cash provided by financing activities	241,474	105,943

Effect of exchange rates on cash	(1,117)	(28)

Net increase in cash and cash equivalents	36,028	55,156
Cash and cash equivalents at beginning of period	46,019	39,648

Cash and cash equivalents at end of period	$82,047	$94,804